The Prudential Investment Portfolios, Inc.
File No. 811-07343
For the Semi-Annual Period ended September 30, 2009

SUB-ITEM 77D
Policies with Respect to Security Investment

PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

Dryden Active Allocation Fund (the "Fund")
Supplement dated September 10, 2009 to the Statement of Additional Information ("SAI") dated December 1, 2008

Pursuant to changes in certain non-fundamental investment policies recently approved by the Fund's Board of Directors, the Fund's SAI is hereby revised as set forth below. This supplement is in addition to any other existing supplements to the Fund's SAI.

1.	 The Fund's name is changed from "Dryden Active Allocation Fund" to
"Dryden Asset Allocation
Fund." The Fund's name change will be implemented as soon as reasonably practicable.

2.	The following information as of June 30, 2009 is added to the table on page 53 under the caption
"Management and Advisory Arrangements - Additional Information About the Portfolio Managers -- Other Accounts and Ownership of Fund
Securities":

Fund		Subadviser  	Portfolio	Registered		Other Pooled		Other 			Ownership
		    		Managers	Investment 		Investment		Accounts 	    	of Fund
						Companies 		Vehicles		($ in '000s)		Securities
						($ in '000s)		($ in '000s)
Dryden	  	Quantitative			Number	 Total		Number	 Total		Number	  Total
Asset		Management 			of	 Assets		of	 Assets		of 	  Assets
Allocation 	Associates			Accounts		Accounts		Accounts
Fund		LLC (QMA)			*			*			*

				Joel Kallman,	22 	 $19,917,903	1 	 $35,515	49  	$3,046,820 	None
				CFA

				John		4	 $3,518,587	16 	 $8,050,970	1 	$2,637,219 	$10,001 -
				Moschbeger										$50,000

				Ted		45 	 $26,513,855	29 	 $4,001,258	112** 	$13,108,004 	None
				Lockwood

"Other Pooled Investment Vehicles" includes commingled insurance company separate accounts, commingled trust funds and other commingled investment vehicles. "Other Accounts" includes single client accounts, managed accounts (which are counted as one account per managed account platform), asset allocation clients, and accounts of affiliates.

*Accounts are managed on a team basis. If a portfolio manager is a member of a team, any account managed by that team is included in the number of accounts and total assets for such portfolio manager (even if such portfolio manager is not primarily involved in the day-to-day management of the account).

**Sixteen of these accounts with aggregate assets of $3,590,266,145 are subject to performance-based advisory fees.



LR306